UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2007

BROOKE CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	1-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas		66210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Shawn T. Lowry resigned as director, vice president and treasurer of Brooke Corporation (Nasdaq:BXXX) effective May 18, 2007. Mr. Lowry also resigned as director, president and chief executive officer of Brooke Franchise Corporation, a wholly owned subsidiary of Brooke Corporation, effective May 25, 2007.

(d)	On May 18, 2007, the Board of Directors of Brooke Corporation elected Kyle L. Garst to succeed Mr. Lowry on the Board.

Mr. Garst, senior vice president and a director of our subsidiary, Brooke Franchise Corporation, has served in such capacity since September 2004, and has responsibility for managing Brooke Franchise Corporation’s franchise sales activities. Mr. Garst joined us as a sales representative in 1994. From 1997 to 1999, he was a sales representative and profit center leader for Koch Industries in Phoenix, Arizona. In March 1999, Mr. Garst returned as our state manager for Oklahoma and, in August 2000, he was named vice president and regional sales manager for Texas, Oklahoma and Louisiana. In December 2001, Mr. Garst became our vice president and investment sales manager, as well as our investor relations manager, and served in those capacities until September 2004 when he assumed his current position with Brooke Franchise Corporation.

Kyle L. Garst is the sole manager and sole member of American Financial Group, L.L.C. In October 2001, American Financial Group, L.L.C. guaranteed 50% of a Brooke Credit Corporation loan to The Wallace Agency, L.L.C. of Wanette, Oklahoma and American Financial Group, L.L.C. received a 7.50% profit interest in The Wallace Agency. The loan was originated on October 15, 2001 and is scheduled to mature on January 1, 2014. At March 31, 2007, all but an immaterial amount of the entire loan principal balance of $305,000 was sold to unaffiliated lenders. The Company’s exposure to loss on this loan totals $210,000, all of which is the recourse obligation by Brooke Credit Corporation on a loan participation balance. American Financial Group, L.L.C. each sold its ownership interest in the Wallace Agency, L.L.C. back to the Wallace Agency, L.L.C. in March 2007.

Mr. Garst is a member of a control group that has agreed to vote its shares of the Company’s common stock together. The members of the control group are: Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, Anita F. Larson, Michael S. Lowry and Kyle L. Garst. As a group, they beneficially owned 6,447,020 shares, or 50.8%, of the Company’s common stock at May 18, 2007.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, including the exhibits furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On May 18, 2007, Brooke Corporation issued a press release announcing certain management changes at Brooke Corporation and Brooke Franchise Corporation, its wholly owned subsidiary. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press releases may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that Brooke Corporation and its subsidiaries will achieve their short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for Brooke's products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, the ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation's most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated May 18, 2007 announcing management changes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKE CORPORATION

Date: 05/23/07	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

Exhibit

99.1	Press Release issued by BROOKE CORPORATION on May 18, 2007.